Exhibit 10.10

                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT ("Agreement") made and entered into as of this 22nd day of November, 2000, by and between APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation ("Company") and JEROME C. ARTIGLIERE ("Employee").

                                   BACKGROUND

                  Employee has been employed as president of ADS Financial Corp., a wholly-owned subsidiary of Company, pursuant to the terms of a certain employment agreement ("Prior Agreement"). The parties desire that Employee become Company's vice president and chief financial officer and desire to enter into a formal employment agreement covering the terms and conditions of such employment which shall supersede the Prior Agreement.

                              TERMS AND CONDITIONS

                  1. Employment. Company hereby employs Employee, and Employee hereby accepts such employment by Company, on the terms and conditions set forth below.

                  2. Capacity. Employee shall serve as Company's vice president and chief financial officer and/or in such other executive capacity as Company's board of directors ("Board") shall determine. Employee shall perform such services for Company and its subsidiaries and affiliates as the Board shall direct from time to time. However, no such services shall be of a nature which are not commensurate with, and/or are beneath the dignity of, Employee's title and status as an executive employee.


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                  3. Term. Company's employment of Employee under this Agreement shall be for an initial term of five years commencing on November 22, 2000 and ending on November 21, 2005. The term of Employee's employment under this Agreement shall automatically be renewed for successive additional one year terms on each anniversary of the commencement of Employee's employment under this Agreement, beginning with the November 22, 2001 anniversary date, each of which terms shall be added at the end of the then existing term (taking into account any prior extensions), unless and until either party notifies the other to the contrary, in which event the term of this Agreement shall terminate at the end of the then existing term. For example, unless either party notifies the other to the contrary on or before November 21, 2001, on November 22, 2001, the term of this Agreement shall be extended from November 22, 2005 to November 21, 2006. For further example, and assuming the term of this Agreement has been extended to November 21, 2006, as described above, if one party notifies the other that it does not desire to extend the term of this Agreement and such notice is given on or before November 21, 2002, the term of this Agreement shall end on November 21, 2006. Notwithstanding the foregoing, the term of this Agreement may end prior to the termination date determined under this paragraph 3 as provided in paragraphs 9, 10, 11 and 12.

                  4. Service While Employed. Employee agrees to devote his best efforts, his full diligence and all of his business time to his duties hereunder and shall not engage, either directly or indirectly, in any business or other activity which is competitive with or adverse to the interests or the business of Company.

                  5. Items Furnished and Relocation. Company shall furnish Employee with such private office, secretarial assistance, and such other

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facilities,  equipment  and  services  suitable to his  position and adequate to perform his duties hereunder. Except for Employee's contemplated and agreed upon relocation to Palm Beach County, Florida no later than September 1, 2001, Employee shall not be relocated by Company without his consent.

                  6. Compensation, Vacations and Reimbursement. As partial compensation for his services to Company, Company agrees to pay Employee an annual salary in regular monthly or other agreed upon installments of not less than $175,000. Employee shall also be entitled to receive such bonuses, incentive compensation, and other compensation, if any, as Company's board of directors, executive committee, compensation committee, or other designated committee shall award Employee from time to time whether in cash, Company stock, stock options, other stock based compensation, other form of remuneration, or any combination of the foregoing. In addition, Company shall pay Employee monthly payments of $2,500 each as a flexible perquisite allowance to be used by Employee for such purposes as he shall determine. All such compensation shall be subject to legally required income and employment tax withholding. Employee shall be entitled to paid vacations and reimbursement for all reasonable business expenses in accordance with Company's policies for executive officers.

                  7. Other Benefits. In addition to his compensation described in paragraph 6 above, Employee shall be entitled to participate in such bonus, profit sharing, deferred compensation and pension plans of Company for which he is eligible.

                  8. Welfare and Fringe Benefits. In addition to his compensation described in paragraph 6 and the benefits described in paragraph 7 above, Employee shall be entitled to participate in such welfare and fringe benefits plans and programs of the Company for which he is eligible.

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                  9. Death and  Disability.  If Employee dies during the term of this Agreement, his employment shall be deemed to have been terminated as of the last day of the month in which his death occurs, and Company will pay to Employee's personal representative all salary and other compensation due Employee through the end of such month. If Employee becomes permanently disabled so that he cannot perform his duties hereunder, as determined by a physician selected by or acceptable to Company, his employment shall be deemed to have been terminated as of the last day of the month in which such determination is made, and he will receive his salary and other compensation through the end of such month. For purposes of the foregoing computations, Employee shall be deemed to have earned the same percentage of his minimum annual bonus for such employment year as the number of days in the employment year through the date his employment is deemed to terminate is of 365.

                  10. Retirement. From and after the time Employee attains age 65, he may retire at any time by notifying Company at least 120 days prior to his retirement date or be retired by Company upon at least two years notice.

                  11. Default. In the event that Company fails to perform a material provision of this Agreement and such failure continues for 30 days after notification from Employee, the Employee may terminate this Agreement by notice to the Company. Company may terminate this Agreement upon Employee's material default. Employee's material default shall mean (a) Employee's willful and continued failure to perform the requirements of his duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness) for 30 days after a written demand is delivered to Employee on behalf of Company which specifically identifies the manner in which it is alleged that

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Employee has not substantially  performed his duties, (b) Employee's  dishonesty in the  performance  of his duties  hereunder,  (c) an act or acts on Employee's part involving moral turpitude or constituting a felony under the laws of the United States or any state thereof, (d) any other act or omission which materially injures the financial condition or business reputation of Company or any of its subsidiaries or affiliates, or (e) Employee's material breach of his non-compete and confidentiality obligations under paragraphs 4 and/or 13 of this Agreement, respectively. Any termination shall be without prejudice to any rights or remedies which Employee or Company may have.

                  12. Change in Control. Notwithstanding any other provision of this Agreement, should a Change of Control (as defined below) occur, Employee, at his sole option and discretion, may terminate his employment under this Agreement at any time within one year after such Change of Control upon 15 days notice. In the event of such termination, Company shall pay to Employee a severance payment equal to three times the base amount as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code") minus $1.00 which shall be payable no later than one month after the effective date of the Employee's termination of employment. In addition, in the event of a Change of Control, all outstanding stock options held by Employee (whether issued under Company's 1996 Stock Option Plan, Company's 1999 Flexible Stock Plan, or otherwise) shall become fully exercisable (to the extent not already exercisable). For purposes of this Agreement, a Change in Control is defined on the attached Exhibit A.

                  13. Nondisclosure; Return of Records. Employee will not, except as authorized by Company, publish or disclose to others, or use for his own benefit, or authorize anyone else to publish or disclose or use, or copy or

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make notes of any secret,  proprietary, or confidential information or knowledge of data or trade secrets of or relating to the business activities of Company which may come to Employee's knowledge during his employment with the Company. Upon termination of Employee's employment for any reason, Employee will deliver to Company, without retaining any copies, notes or excerpts, all records, notes, data, memoranda, and all other documents or materials made or compiled by Employee, or made available to him by Company during his employment, which are in Employee's possession and/or control and which are the property of Company and/or which relate to Employee's employment or the business activities of Company.

                  14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Company and any successors or assigns of Company, and Employee, his heirs, personal representatives and assigns, except that Employee's obligations to perform services and rights to receive payment therefore shall be nonassignable and nontransferable.

                  15. Entire Agreement: Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior or contemporaneous agreements not set forth in this agreement. This Agreement may not be modified other than by an agreement in writing signed by each of the parties.

                  16. Waiver. Any failure by either party to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision. Any waiver by either party of any breach of any provision of this Agreement shall not operate as a waiver of any other breach of such provision or any other provision of this agreement.

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                  17.  Severability.  The invalidity or  unenforceability of any particular provision of this Agreement shall not effect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  18. Paragraph Headings. Paragraph headings throughout this Agreement are solely for the convenience of the parties and shall not be construed as a part of any section or as modifying the contents of any section.

                  19. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Missouri.

                  20. Notices. All notices under this Agreement shall be personally delivered, sent certified mail, postage prepaid, to Company at its corporate office and to Employee at his principal residence, or sent by telecopy.

                  21. Non-Competition. For two years from and after termination of Employee's employment with Company for any reason other than his death, Employee shall not engage, directly or indirectly, either on his own behalf or on behalf of any other person, firm, corporation or other entity, in any business competitive with the business of Company, in the geographic area in which Company is conducting business at the time of termination of Employee's employment, or own more than 5% of any such firm, corporation or other entity. In addition, Employee must furnish Company with such information as Company shall from time to time request in order to determine that Employee is in compliance with the requirements of the preceding provisions of this paragraph 21.

                  22. Company. For purposes of paragraphs 4, 13, and 21 of this Agreement, the Company shall mean Applied Digital Solutions, Inc. and all subsidiaries and affiliates of it.

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                  23.  Excise Gross Up. In the event that any payment or benefit received or to be received by Employee under this Agreement and/or under another plan of or agreement with Company is subject to the excise tax ("Excise Tax") under Section 4999 of the Internal Revenue Code of 1986, as amended ("Code"), Company shall pay Employee an amount ("Excise Gross Up Payment") that covers all Excise Taxes incurred or to be incurred by Employee because of any such payment or benefit and all federal and state income taxes and Excise Taxes on the Excise Gross Up Payment and which, therefore, will place Employee in the same position that he would have been in had no such payment or benefit been subject to the Excise Tax. The Excise Tax Gross Up Payment (or portion thereof) shall be made upon the earlier of the imposition of any Excise Tax upon Employee or his payment of any Excise Tax.

                  24. Effect of Agreement. This Agreement shall supersede all agreements relating to Employee's employment by Company or any subsidiary or affiliate, including, without limitation, the Prior Agreement.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                                APPLIED DIGITAL SOLUTIONS, INC.



                                                By:
                                                    ----------------------------
                                                Title:
                                                      --------------------------
                                                               "Company"



                                                --------------------------------
                                                Jerome C. Artigliere

                                                               "Employee"
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                                   EXHIBIT A
                                   ---------

                  (a) An acquisition of any common stock ("Common Stock") or other voting securities of Company entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" or "Group" (as each such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person or Group, as the case may be, has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the then outstanding shares of Common Stock or the combined voting power of Company's then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred, shares of Common Stock or Voting Securities that are acquired in a Non-Control Acquisition (as defined below) shall not constitute an acquisition which would cause a Change of Control. A "Non-Control Acquisition" shall mean an acquisition by (i) Company, (ii) any corporation which is considered a subsidiary corporation of Company under Section 424(f) of the Internal Revenue Code of 1986, as amended ("Subsidiary") or (ii) any employee benefit plan maintained by Company or any Subsidiary, including a trust forming part of any such plan (an "Employee Benefit Plan");

                  (b) When, during any 2-year period, individuals who, at the beginning of the 2-year period, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least 50% of the members of the Board; provided, however, that (i) if the election or nomination for election by Company's shareholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes hereof, be deemed to be a member of the Incumbent Board; and (ii) no individual shall be deemed to be a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person or Group other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

                  (c) The consummation of:

                      (i) a merger, consolidation or reorganization involving Company or any Subsidiary, unless the merger, consolidation or reorganization is a Non-Control Transaction. A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of Company or any Subsidiary where:

                          (A) the shareholders of Company  immediately  prior to
the merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Common Stock or Voting Securities, as the case may be, immediately prior to the merger, consolidation or reorganization,

                          (B) the  individuals who were members of the Incumbent
Board immediately prior to the execution of the agreement providing for the merger, consolidation or reorganization constitute at least two-thirds of the

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members of the board of directors of the Surviving Corporation, or a corporation beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Corporation, and

                          (C) no Person or Group,  other than (1)  Company,  (2)
any Subsidiary, (3) any Employee Benefit Plan or (4) any other Person or Group who, immediately prior to the merger, consolidation or reorganization, had Beneficial Ownership of not less than 20% of the then outstanding Voting
Securities or Common Stock, has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or common stock;

                  (d) A complete liquidation or dissolution of Company; or

                  (e) The sale or other disposition of all or substantially all of the assets of Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred solely because any Person or Group (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities or Common Stock of Company as a result of an acquisition of Voting Securities or Common Stock by Company which, by reducing the number of shares of Voting Securities or Common Stock then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change of Control would have occurred (but for the operation of this sentence) as a result of the acquisition of Voting Securities or Common Stock by Company, and after such acquisition by Company, the Subject Person becomes the beneficial owner of any additional shares of Voting Securities or Common Stock, which increases the percentage of the then outstanding shares of Voting Securities or Common Stock beneficially owned by the Subject Person, then a Change of Control shall be deemed to have occurred."


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